Cliff Gallant (Investor Contact):	(415) 262-6843;	investorrelations@axiscapital.com
Nichola Liboro (Media Contact):	(917) 705-4579;	nichola.liboro@axiscapital.com

AXIS CAPITAL REPORTS SECOND QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $216 MILLION, or $2.72 PER DILUTED COMMON SHARE AND OPERATING INCOME OF $261 MILLION, or $3.29 PER DILUTED COMMON SHARE

For the second quarter of 2025, the Company reports:
•Annualized return on average common equity ("ROACE") of 15.7% and annualized operating ROACE of 19.0%
•Combined ratio of 88.9%
•Book value per diluted common share of $70.34, an increase of $3.86, or 5.8%, compared to March 31, 2025 and an increase of $11.05, or 18.6% compared to June 30, 2024

For the six months ended June 30, 2025, the Company reports:
•Net income available to common shareholders of $402 million, or $4.98 per diluted common share and operating income of $523 million, or $6.47 per diluted common share
•Annualized return on average common equity ("ROACE") of 14.4% and annualized operating ROACE of 18.7%
•Combined ratio of 89.5%
•Book value per diluted common share of $70.34, an increase of $5.07, or 7.8%, compared to December 31, 2024

Pembroke, Bermuda, July 29, 2025 - AXIS Capital Holdings Limited ("AXIS Capital" or "AXIS" or "the Company") (NYSE: AXS) today announced financial results for the second quarter ended June 30, 2025.

Commenting on the second quarter 2025 financial results, Vince Tizzio, President and CEO of AXIS Capital said:

"AXIS delivered an excellent second quarter highlighted by record profitability and we continued our trend of strong performance, with 18.6% diluted book value per share growth over the prior year. In the quarter, we produced an annualized operating return-on-equity of 19% and an 88.9% combined ratio. In addition, we set new company records for first half underwriting income and production, while targeting premium adequate business that meets our risk-adjusted returns.

Our Insurance segment continued to excel, generating an 85.3% combined ratio and all time highs in premium volume at $1.9 billion and underwriting income at $152 million, with increasing contributions from our new and expanded products. Our reinsurance business again generated steady positive bottom-line results, with a 92% combined ratio.

Our sustained profitable growth is supported by the ongoing enhancement of our operations through our “How We Work” program, which is enabled by investments in technology and AI. While we acknowledge the progress achieved, we remain steadfast in advancing our strategy and providing value to our customers and the broader market"

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Second Quarter Consolidated Results*

•Net income available to common shareholders for the second quarter of 2025 was $216 million, or $2.72 per diluted common share, compared to net income available to common shareholders of $204 million, or $2.40 per diluted common share, for the second quarter of 2024.
•Operating income1 for the second quarter of 2025 was $261 million, or $3.29 per diluted common share1, compared to operating income of $250 million, or $2.93 per diluted common share, for the second quarter of 2024.
•Completed loss portfolio transfer reinsurance agreement ("LPT") to retrocede net reserves for losses and loss expenses of approximately $2 billion to Enstar.
•Net investment income for the second quarter of 2025 was $187 million, compared to $191 million, for the second quarter of 2024, with lower income from fixed maturities resulting from lower fixed maturity assets due to the LPT transaction, partially offset by higher returns on alternative investments.
•Book yield of fixed maturities was 4.6% at June 30, 2025, compared to 4.4% at June 30, 2024. The market yield was 5.0% at June 30, 2025.
•The effective tax rate of 20.1% for the quarter was due to pre-tax income in our Bermuda, U.K., U.S., and European operations. Corporate income tax of 15% applied to Bermuda pre-tax income effective January 1, 2025.
•Common share repurchases pursuant to our Board-authorized share repurchase program of $50 million and common share dividends of $35 million.
•Book value per diluted common share was $70.34 at June 30, 2025, an increase of $3.86, or 5.8%, compared to March 31, 2025, driven by net income, and net unrealized investment gains, partially offset by common share repurchases, and common share dividends of $0.44 per share.
•Book value per diluted common share increased by $11.05, or 18.6%, over the past twelve months, driven by net income, and net unrealized investment gains, partially offset by common share repurchases, and common share dividends of $1.76 per share.
•Adjusted for net unrealized investment gains (losses), after-tax, book value per diluted common share was $70.29 at June 30, 2025, an increase of $2.44, or 3.6%, compared to $67.85 at March 31, 2025, and an increase of $6.75, or 10.6%, compared to $63.54 at June 30, 2024.

* Amounts may not reconcile due to rounding differences.
1 Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Second Quarter Consolidated Underwriting Highlights2

•Gross premiums written increased by $76 million, or 3%, to $2.5 billion with an increase of $118 million, or 7% in the insurance segment, partially offset by a decrease of $43 million, or 7% in the reinsurance segment.
•Net premiums written increased by $62 million, or 4%, to $1.6 billion with an increase of $96 million, or 8% in the insurance segment, partially offset by a decrease of $35 million, or 9% in the reinsurance segment.

	Three months ended June 30,
KEY RATIOS	2025	2024	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses(3) (4)	56.4%	55.1%	1.3	pts
Catastrophe and weather-related losses ratio(4)	2.6%	3.6%	(1.0	pts)
Current accident year loss ratio(4)	59.0%	58.7%	0.3	pts
Prior year reserve development ratio	(1.5%)	—%	(1.5	pts)
Net losses and loss expenses ratio	57.5%	58.7%	(1.2	pts)
Acquisition cost ratio	19.8%	20.3%	(0.5	pts)
General and administrative expense ratio	11.6%	11.4%	0.2	pts
Combined ratio	88.9%	90.4%	(1.5	pts)

Current accident year combined ratio(4)	90.4%	90.4%	—	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses(4)	87.8%	86.8%	1.0	pts
•Pre-tax, catastrophe and weather-related losses, net of reinsurance, were $37 million ($31 million, after-tax), (Insurance: $36.4 million; Reinsurance: $0.2 million), or 2.6 points, primarily attributable to weather-related events.
•Net favorable prior year reserve development was $20 million (Insurance: $15 million; Reinsurance: $5 million), compared to $nil in 2024.

2 All comparisons are with the same period of the prior year, unless otherwise stated.
3 The current accident year loss ratio, excluding catastrophe and weather-related losses is calculated by dividing the current accident year losses less pre-tax catastrophe and weather-related losses, net of reinsurance, by net premiums earned less reinstatement premiums.
4 Current accident year loss ratio, catastrophe and weather-related losses ratio, current accident year loss ratio, excluding catastrophe and weather-related losses, current accident year combined ratio, and current accident year combined ratio, excluding catastrophe and weather-related losses are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net losses and loss expenses ratio and combined ratio are provided above and a discussion of the rationale for the presentation of these items is provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Year to Date Consolidated Underwriting Highlights

•Gross premiums written increased by $216 million, or 4% ($246 million, or 5%, on a constant currency basis(5)), to $5.3 billion with an increase of $200 million, or 6% in the insurance segment, and an increase of $16 million, or 1% in the reinsurance segment.
•Net premiums written increased by $90 million, or 3% ($118 million or 4%, on a constant currency basis), to $3.4 billion with an increase of $119 million, or 5% in the insurance segment, partially offset by a decrease of $29 million, or 3% in the reinsurance segment.

	Six months ended June 30,
KEY RATIOS	2025	2024	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses	56.3%	55.7%	0.6	pts
Catastrophe and weather-related losses ratio	3.2%	2.6%	0.6	pts
Current accident year loss ratio	59.5%	58.3%	1.2	pts
Prior year reserve development ratio	(1.4%)	—%	(1.4	pts)
Net losses and loss expenses ratio	58.1%	58.3%	(0.2	pts)
Acquisition cost ratio	19.8%	20.3%	(0.5	pts)
General and administrative expense ratio	11.6%	12.2%	(0.6	pts)
Combined ratio	89.5%	90.8%	(1.3	pts)

Current accident year combined ratio	90.9%	90.8%	0.1	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	87.7%	88.2%	(0.5	pts)
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $86 million ($69 million after-tax), (Insurance: $84 million; Reinsurance: $2 million), or 3.2 points, including $32 million, or 1.2 points attributable to California Wildfires. The remaining losses were primarily attributable to other weather-related events.
•Net favorable prior year reserve development was $38 million (Insurance: $29 million; Reinsurance: $9 million), compared to $nil in 2024.
•General and administrative expense ratio decreased by 0.6 points, mainly driven by an increase in net premiums earned and efficiencies gained through our "How We Work" program, partially offset by increases in personnel costs and information technology costs.

5 Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures are provided above/later in this press release, and a discussion of the rationale for the presentation of these items is provided later in this press release. Variances that are unchanged on a constant currency basis are omitted from the narrative.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Segment Highlights
Insurance Segment

	Three months ended June 30,
($ in thousands)	2025	2024	Change
Gross premiums written	$1,932,435	$1,814,066	6.5%
Net premiums written	1,290,510	1,194,197	8.1%
Net premiums earned	1,032,961	958,212	7.8%
Underwriting income	151,639	115,640	31.1%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	52.3%	51.8%	0.5	pts
Catastrophe and weather-related losses ratio	3.6%	4.8%	(1.2	pts)
Current accident year loss ratio	55.9%	56.6%	(0.7	pts)
Prior year reserve development ratio	(1.5%)	—%	(1.5	pts)
Net losses and loss expenses ratio	54.4%	56.6%	(2.2	pts)
Acquisition cost ratio	18.9%	19.6%	(0.7	pts)
Underwriting-related general and administrative expense ratio	12.0%	11.7%	0.3	pts
Combined ratio	85.3%	87.9%	(2.6	pts)

Current accident year combined ratio	86.8%	87.9%	(1.1	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	83.2%	83.1%	0.1	pts
•Gross premiums written increased by $118 million, or 7% ($116 million, or 6%, on a constant currency basis), attributable to all lines of business with the exception of cyber lines which decreased in the quarter, principally due to a lower level of premiums associated with program business.
•Net premiums written increased by $96 million, or 8%, reflecting the increase in gross premiums written in the quarter, together with decreased cession rates in property and liability lines, partially offset by an increased cession rate in accident and health lines.
•The current accident year loss ratio, excluding catastrophe and weather-related losses is consistent with recent quarters.
•The acquisition cost ratio decreased by 0.7 points, primarily related to an increase in ceding commissions.
•The underwriting-related general and administrative expense ratio increased by 0.3 points, due to the inclusion of personnel costs associated with new underwriting teams, together with investments in information technology in 2025, compared to the inclusion of elevated severance expenses in reorganization expenses in 2024.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

	Six months ended June 30,
($ in thousands)	2025	2024	Change
Gross premiums written	$3,588,337	$3,388,571	5.9%
Net premiums written	2,335,090	2,216,551	5.3%
Net premiums earned	2,043,047	1,876,159	8.9%
Underwriting income	286,180	238,629	19.9%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	52.3%	51.9%	0.4	pts
Catastrophe and weather-related losses ratio	4.1%	3.5%	0.6	pts
Current accident year loss ratio	56.4%	55.4%	1.0	pts
Prior year reserve development ratio	(1.4%)	—%	(1.4	pts)
Net losses and loss expenses ratio	55.0%	55.4%	(0.4	pts)
Acquisition cost ratio	19.0%	19.4%	(0.4	pts)
Underwriting-related general and administrative expense ratio	12.0%	12.5%	(0.5	pts)
Combined ratio	86.0%	87.3%	(1.3	pts)

Current accident year combined ratio	87.4%	87.3%	0.1	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	83.3%	83.8%	(0.5	pts)
•Gross premiums written increased by $200 million, or 6%, attributable to all lines of business with the exception of cyber lines which decreased in the period, principally due to a lower level of premiums associated with program business.
•Net premiums written increased by $119 million, or 5% ($124 million, or 6%, on a constant currency basis), reflecting the increase in gross premiums written in the quarter, together with a decreased cession rate in property lines, partially offset by increased cession rates in accident and health, and cyber lines.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Reinsurance Segment

	Three months ended June 30,
($ in thousands)	2025	2024	Change
Gross premiums written	$583,536	$626,170	(6.8%)
Net premiums written	344,924	379,547	(9.1%)
Net premiums earned	360,470	346,266	4.1%
Underwriting income	37,562	45,517	(17.5%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	67.9%	64.2%	3.7	pts
Catastrophe and weather-related losses ratio	0.1%	0.3%	(0.2	pts)
Current accident year loss ratio	68.0%	64.5%	3.5	pts
Prior year reserve development ratio	(1.4%)	—%	(1.4	pts)
Net losses and loss expenses ratio	66.6%	64.5%	2.1	pts
Acquisition cost ratio	22.5%	22.3%	0.2	pts
Underwriting-related general and administrative expense ratio	2.9%	2.5%	0.4	pts
Combined ratio	92.0%	89.3%	2.7	pts

Current accident year combined ratio	93.4%	89.3%	4.1	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	93.3%	89.0%	4.3	pts
•Gross premiums written decreased by $43 million, or 7%, primarily attributable to the timing of renewals in multiple lines, together with a lower level of premiums associated with accident and health lines, partially offset by premium adjustments and new business in credit and surety lines.
•Net premiums written decreased by $35 million, or 9%, reflecting the decrease in gross premiums written in the quarter, together with increased cession rates to our strategic capital partners.
•The current accident year loss ratio, excluding catastrophe and weather-related losses is consistent with the first quarter as we continue to take a cautious stance given uncertainty in the current environment.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

	Six months ended June 30,
($ in thousands)	2025	2024	Change
Gross premiums written	$1,722,285	$1,706,092	0.9%
Net premiums written	1,050,383	1,079,266	(2.7%)
Net premiums earned	691,204	686,360	0.7%
Underwriting income	66,476	68,192	(2.5%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	68.2%	66.0%	2.2	pts
Catastrophe and weather-related losses ratio	0.2%	0.3%	(0.1	pts)
Current accident year loss ratio	68.4%	66.3%	2.1	pts
Prior year reserve development ratio	(1.3%)	—%	(1.3	pts)
Net losses and loss expenses ratio	67.1%	66.3%	0.8	pts
Acquisition cost ratio	21.9%	22.6%	(0.7	pts)
Underwriting-related general and administrative expense ratio	3.1%	3.6%	(0.5	pts)
Combined ratio	92.1%	92.5%	(0.4	pts)

Current accident year combined ratio	93.4%	92.5%	0.9	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	93.2%	92.2%	1.0	pts
•Gross premiums written increased by $16 million, or 1% ($40 million, or 2%, on a constant currency basis), primarily attributable to new business and premium adjustments in credit and surety lines, together with the timing of renewals in liability lines, partially offset by decreased line sizes and non-renewals in accident and health, marine and aviation, and motor lines.
•Net premiums written decreased by $29 million, or 3% ($6 million, or 1%, on a constant currency basis), reflecting the increased cession rates to our strategic capital partners in the period, partially offset by the increase in gross premiums written in the period.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Investments

	Three months ended June 30,		Six months ended June 30,
($ in thousands)	2025	2024	2025	2024
Net investment income	$187,297	$190,975	$395,009	$358,358
Net investment gains (losses)	43,468	(53,479)	13,462	(62,687)
Change in net unrealized gains (losses) on fixed maturities, pre-tax(6)	142,257	21,232	277,817	(30,731)
Interest in income of equity method investments	(705)	7,900	1,586	9,069
Total	$372,317	$166,628	$687,874	$274,009

Average cash and investments(7)	$16,520,011	$16,932,010	$17,191,155	$16,887,183

Pre-tax, total return on average cash and investments:
Including investment related foreign exchange movements	2.3%	1.0%	4.0%	1.6%
Excluding investment related foreign exchange movements(8)	1.7%	1.0%	3.2%	1.8%

•Net investment income decreased by $4 million, or 2%, compared to the second quarter of 2024, primarily attributable to lower income from fixed maturities resulting from lower fixed maturity assets due to the LPT transaction, partially offset by higher returns on alternative investments.
•Net investment gains (losses) recognized in net income (loss) for the quarter primarily related to net unrealized gains on equity securities, partially offset by realized losses on the sale of fixed maturities.
•Change in net unrealized gains on fixed maturities, pre-tax of $142 million ($86 million excluding foreign exchange movements) recognized in other comprehensive income (loss) in the quarter due to an increase in the market value of fixed maturities attributable to the decline in yields and the strengthening of the euro and pound sterling against the US dollar, compared to change in net unrealized gains, pre-tax of $21 million ($22 million excluding foreign exchange movements) recognized during the second quarter of 2024.
•Book yield of fixed maturities was 4.6% at June 30, 2025, compared to 4.4% at June 30, 2024 and 4.5% at December 31, 2024. The market yield was 5.0% at June 30, 2025.

6 Change in net unrealized gains (losses) on fixed maturities is calculated by taking net unrealized gains (losses) at period end less net unrealized gains (losses) at the prior period end.
7 The average cash and investments balance is the average of the monthly fair value balances.
8 Pre-tax, total return on average cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax, total return on average cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $97 million and $(5) million for the three months ended June 30, 2025 and 2024, respectively and foreign exchange (losses) gains of $144 million and $(30) million for the six months ended June 30, 2025 and 2024, respectively.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Capitalization / Shareholders’ Equity

	June 30,	December 31,
($ in thousands)	2025	2024	Change
Total capital(9)	$7,490,334	$7,404,558	$85,776
•Total capital of $7.5 billion included $1.3 billion of debt and $550 million of preferred equity, compared to $7.4 billion at December 31, 2024, with the increase driven by net income, and net unrealized investment gains reported in accumulated other comprehensive income (loss), partially offset by common shares repurchased pursuant to our Board-authorized share repurchase programs of $490 million and common share dividends.
•On February 6, 2025, authorization under our Board-authorized share repurchase program for common share repurchases approved in May 2024 was exhausted.
•On February 19, 2025, the Company's Board of Directors approved a new share repurchase program for up to $400 million of the Company's common shares. The new share repurchase program is open-ended, allowing the Company to repurchase its shares from time to time in the open market or privately negotiated transactions, depending on market conditions.
•At June 30, 2025, we had $110 million of remaining authorization under our open-ended Board-authorized share repurchase program for common share repurchases.
Book value per diluted common share

	June 30,	March 31,	June 30,
	2025	2025	2024
Book value per diluted common share(10)	$70.34	$66.48	$59.29
•Dividends declared were $0.44 per common share in the current quarter and $1.76 per common share over the past twelve months.

	Three months ended,		Twelve months ended,
	June 30, 2025		June 30, 2025
	Change	% Change	Change	% Change
Change in book value per diluted common share	$3.86	5.8%	$11.05	18.6%
Change in book value per diluted common share - adjusted for dividends declared	$4.30	6.5%	$12.81	21.6%
•Book value per diluted common share increased by $3.86 in the quarter, and by $11.05 over the past twelve months, driven by net income, and net unrealized investment gains reported in accumulated other comprehensive income (loss), partially offset by common share repurchases and common share dividends.
•Adjusted for net unrealized investment gains (losses), after-tax, reported in accumulated other comprehensive income (loss), book value per diluted common share was $70.29.

9 Total capital represents the sum of total shareholders' equity and debt.
10 Calculated using the treasury stock method.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Conference Call

We will host a conference call on Wednesday, July 30, 2025 at 8:30 a.m. (EDT) to discuss the second quarter financial results and related matters. The teleconference can be accessed by dialing 1-877-883-0383 (U.S. callers), 1-866-605-3850 (Canada callers), or 1-412-902-6506 (international callers), and entering the passcode 9336672 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing 1-877-344-7529 (U.S. callers), 1-855-669-9658 (Canada callers), or 1-412-317-0088 (international callers), and entering the passcode 4028900. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended June 30, 2025 is available in the Investor Information section of our website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global specialty underwriter and provider of insurance and reinsurance solutions. The Company has shareholders' equity of $6.2 billion at June 30, 2025, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a financial strength rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate LinkedIn (AXIS Capital) and X Corp. (@AXIS_Capital) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received by those enrolled in our "E-mail Alerts" program which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not part of this press release.

Follow AXIS Capital on LinkedIn (http://bit.ly/2kRYbZ5) and X Corp (https://x.com/AXIS_Capital)

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2025 (UNAUDITED) AND DECEMBER 31, 2024

	2025	2024

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$12,137,475	$12,152,753
Fixed maturities, held to maturity, at amortized cost	405,041	443,400
Equity securities, at fair value	619,275	579,274
Mortgage loans, held for investment, at fair value	438,571	505,697
Other investments, at fair value	938,922	930,278
Equity method investments	215,920	206,994
Short-term investments, at fair value	51,726	223,666
Total investments	14,806,930	15,042,062
Cash and cash equivalents	852,052	2,143,471
Restricted cash and cash equivalents	557,149	920,150
Accrued interest receivable	108,506	114,012
Insurance and reinsurance premium balances receivable	4,026,994	3,169,355
Reinsurance recoverable on unpaid losses and loss expenses	9,086,900	6,840,897
Reinsurance recoverable on paid losses and loss expenses	637,726	546,287
Deferred acquisition costs	654,950	524,837
Prepaid reinsurance premiums	2,223,255	1,936,979
Receivable for investments sold	29,099	3,693
Goodwill	66,498	66,498
Intangible assets	170,842	175,967
Operating lease right-of-use assets	89,421	92,516
Loan advances made	263,779	247,775
Other assets	576,935	695,794
Total assets	$34,151,036	$32,520,293

Liabilities
Reserve for losses and loss expenses	$17,879,023	$17,218,929
Unearned premiums	6,154,844	5,211,865
Insurance and reinsurance balances payable	1,932,269	1,713,798
Debt	1,315,936	1,315,179
Federal Home Loan Bank advances	66,380	66,380
Payable for investments purchased	79,677	269,728
Operating lease liabilities	106,544	106,614
Other liabilities	441,965	528,421
Total liabilities	27,976,638	26,430,914

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,384,659	2,394,063
Accumulated other comprehensive income (loss)	(21,710)	(267,557)
Retained earnings	7,673,246	7,341,569
Treasury shares, at cost	(4,414,003)	(3,930,902)
Total shareholders' equity	6,174,398	6,089,379

Total liabilities and shareholders' equity	$34,151,036	$32,520,293

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

	Three months ended		Six months ended
	2025	2024	2025	2024

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,393,431	$1,304,478	$2,734,251	$2,562,519
Net investment income	187,297	190,975	395,009	358,358
Net investment gains (losses)	43,468	(53,479)	13,462	(62,687)
Other insurance related income	8,662	8,526	12,240	16,867
Total revenues	1,632,858	1,450,500	3,154,962	2,875,057

Expenses
Net losses and loss expenses	801,754	765,988	1,587,679	1,494,659
Acquisition costs	275,897	265,091	540,477	519,345
General and administrative expenses	161,078	148,441	320,241	311,813
Foreign exchange losses (gains)	94,885	(7,384)	151,920	(30,936)
Interest expense and financing costs	16,586	17,010	33,158	34,157
Reorganization expenses	—	14,014	—	26,312
Amortization of intangible assets	2,396	2,729	5,125	5,458
Total expenses	1,352,596	1,205,889	2,638,600	2,360,808

Income before income taxes and interest in income (loss) of equity method investments	280,262	244,611	516,362	514,249
Income tax (expense) benefit	(56,199)	(40,547)	(100,521)	84,107
Interest in income (loss) of equity method investments	(705)	7,900	1,586	9,069
Net income	223,358	211,964	417,427	607,425
Preferred share dividends	7,563	7,563	15,125	15,125
Net income available to common shareholders	$215,795	$204,401	$402,302	$592,300

Per share data
Earnings per common share:
Earnings per common share	$2.75	$2.42	$5.04	$6.99
Earnings per diluted common share	$2.72	$2.40	$4.98	$6.93
Weighted average common shares outstanding	78,378	84,475	79,757	84,677
Weighted average diluted common shares outstanding	79,329	85,326	80,845	85,509
Cash dividends declared per common share	$0.44	$0.44	$0.88	$0.88

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED JUNE 30, 2025 AND 2024

	2025			2024
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,932,435	$583,536	$2,515,971	$1,814,066	$626,170	$2,440,236
Net premiums written	1,290,510	344,924	1,635,434	1,194,197	379,547	1,573,744
Net premiums earned	1,032,961	360,470	1,393,431	958,212	346,266	1,304,478
Other insurance related income (loss)	6	8,656	8,662	(61)	8,587	8,526
Current accident year net losses and loss expenses	(576,986)	(244,997)	(821,983)	(542,591)	(223,397)	(765,988)
Net favorable prior year reserve development	15,216	5,013	20,229	—	—	—
Acquisition costs	(194,912)	(80,985)	(275,897)	(188,026)	(77,065)	(265,091)
Underwriting-related general and
administrative expenses(11)	(124,646)	(10,595)	(135,241)	(111,894)	(8,874)	(120,768)
Underwriting income(12)	$151,639	$37,562	189,201	$115,640	$45,517	161,157

Net investment income			187,297			190,975
Net investment gains (losses)			43,468			(53,479)
Corporate expenses(11)			(25,837)			(27,673)
Foreign exchange (losses) gains			(94,885)			7,384
Interest expense and financing costs			(16,586)			(17,010)
Reorganization expenses			—			(14,014)
Amortization of intangible assets			(2,396)			(2,729)
Income before income taxes and interest in income (loss) of equity method investments			280,262			244,611
Income tax (expense) benefit			(56,199)			(40,547)
Interest in income (loss) of equity method investments			(705)			7,900
Net income			223,358			211,964
Preferred share dividends			7,563			7,563
Net income available to common shareholders			$215,795			$204,401

Current accident year loss ratio	55.9%	68.0%	59.0%	56.6%	64.5%	58.7%
Prior year reserve development ratio	(1.5%)	(1.4%)	(1.5%)	—%	—%	—%
Net losses and loss expenses ratio	54.4%	66.6%	57.5%	56.6%	64.5%	58.7%
Acquisition cost ratio	18.9%	22.5%	19.8%	19.6%	22.3%	20.3%
Underwriting-related general and administrative expense ratio	12.0%	2.9%	9.7%	11.7%	2.5%	9.3%
Corporate expense ratio			1.9%			2.1%
Combined ratio	85.3%	92.0%	88.9%	87.9%	89.3%	90.4%

11 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $26 million and $28 million for the three months ended June 30, 2025 and 2024, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
12 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented above.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024

	2025			2024
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$3,588,337	$1,722,285	$5,310,622	$3,388,571	$1,706,092	$5,094,663
Net premiums written	2,335,090	1,050,383	3,385,473	2,216,551	1,079,266	3,295,817
Net premiums earned	2,043,047	691,204	2,734,251	1,876,159	686,360	2,562,519
Other insurance related income (loss)	162	12,078	12,240	(39)	16,906	16,867
Current accident year net losses and loss expenses	(1,153,052)	(472,793)	(1,625,845)	(1,039,455)	(455,204)	(1,494,659)
Net favorable prior year reserve development	29,194	8,972	38,166	—	—	—
Acquisition costs	(388,933)	(151,544)	(540,477)	(364,055)	(155,290)	(519,345)
Underwriting-related general and
administrative expenses(13)	(244,238)	(21,441)	(265,679)	(233,981)	(24,580)	(258,561)
Underwriting income(14)	$286,180	$66,476	352,656	$238,629	$68,192	306,821

Net investment income			395,009			358,358
Net investment gains (losses)			13,462			(62,687)
Corporate expenses(13)			(54,562)			(53,252)
Foreign exchange (losses) gains			(151,920)			30,936
Interest expense and financing costs			(33,158)			(34,157)
Reorganization expenses			—			(26,312)
Amortization of intangible assets			(5,125)			(5,458)
Income before income taxes and interest in income of equity method investments			516,362			514,249
Income tax (expense) benefit			(100,521)			84,107
Interest in income of equity method investments			1,586			9,069
Net Income			417,427			607,425
Preferred share dividends			15,125			15,125
Net income available to common shareholders			$402,302			$592,300

Current accident year loss ratio	56.4%	68.4%	59.5%	55.4%	66.3%	58.3%
Prior year reserve development ratio	(1.4)%	(1.3)%	(1.4)%	—%	—%	—%
Net losses and loss expenses ratio	55.0%	67.1%	58.1%	55.4%	66.3%	58.3%
Acquisition cost ratio	19.0%	21.9%	19.8%	19.4%	22.6%	20.3%
Underwriting-related general and administrative expense ratio	12.0%	3.1%	9.6%	12.5%	3.6%	10.1%
Corporate expense ratio			2.0%			2.1%
Combined ratio	86.0%	92.1%	89.5%	87.3%	92.5%	90.8%

13 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $55 million and $53 million for the six months ended June 30, 2025 and 2024, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
14 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented above.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

	Three months ended		Six months ended
	2025	2024	2025	2024
	(in thousands, except per share amounts)

Net income available to common shareholders	$215,795	$204,401	$402,302	$592,300
Net investment (gains) losses	(43,468)	53,479	(13,462)	62,687
Foreign exchange losses (gains)	94,885	(7,384)	151,920	(30,936)
Reorganization expenses	—	14,014	—	26,312
Interest in (income) loss of equity method investments	705	(7,900)	(1,586)	(9,069)
Amortization of Bermuda net deferred tax asset (2025) and Bermuda net deferred tax asset (2024)(15)	3,384	—	3,384	(162,705)
Income tax benefit(16)	(9,997)	(6,621)	(19,440)	(8,435)
Operating income	$261,304	$249,989	$523,118	$470,154

Earnings per diluted common share	$2.72	$2.40	$4.98	$6.93
Net investment (gains) losses	(0.55)	0.63	(0.17)	0.73
Foreign exchange losses (gains)	1.20	(0.09)	1.88	(0.36)
Reorganization expenses	—	0.16	—	0.31
Interest in (income) loss of equity method investments	0.01	(0.09)	(0.02)	(0.11)
Amortization of Bermuda net deferred tax asset (2025) Bermuda net deferred tax asset (2024)	0.04	—	0.04	(1.90)
Income tax benefit	(0.13)	(0.08)	(0.24)	(0.10)
Operating income per diluted common share	$3.29	$2.93	$6.47	$5.50

Weighted average diluted common shares outstanding	79,329	85,326	80,845	85,509

Average common shareholders' equity	$5,488,599	$5,032,313	$5,581,889	$4,911,334

Annualized return on average common equity	15.7%	16.2%	14.4%	24.1%

Annualized operating return on average common equity(17)	19.0%	19.9%	18.7%	19.1%

15 Bermuda deferred tax expense in 2025 is due to the amortization of the Bermuda net deferred tax asset related to Bermuda corporate income tax. Bermuda deferred tax benefit in 2024 is due to the recognition of deferred tax assets net of deferred tax liabilities related to Bermuda corporate income tax that is effective for fiscal years beginning on or after January 1, 2025.
16 Tax expense (benefit) associated with the adjustments to net income (loss) available (attributable) to common shareholders. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
17 Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "aim", "will", "target", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates for losses and loss expenses, measurements of potential losses in the fair value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives including the loss portfolio transfer reinsurance agreement with Cavello Bay Reinsurance Limited, a wholly-owned subsidiary of Enstar Group Limited, our expectations regarding pricing, and other market and economic conditions including the liquidity of financial markets, developments in the commercial real estate market, inflation, our growth prospects, the impact of the current trade and geopolitical environment on our business, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices, and foreign currency exchange rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

Insurance Risk
•the cyclical nature of insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters, including the potential increase of our exposure to natural catastrophe losses due to climate change and the potential for inherently unpredictable losses from man-made catastrophes, such as cyber-attacks;
•the effects of emerging claims, systemic risks, and coverage and regulatory issues, including increasing litigation and uncertainty related to coverage definitions, limits, terms and conditions;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

•actual claims exceeding reserves for losses and loss expenses;
•losses related to the conflict in the Middle East, the Russian invasion of Ukraine, terrorism and political unrest, or other unanticipated losses;
•the adverse impact of social and economic inflation;
•the failure of any of the loss limitation methods we employ;
•the failure of our cedants to adequately evaluate risks;
•the use of industry models and changes to these models;

Strategic Risk
•increased competition and consolidation in the insurance and reinsurance industry;
•general economic, capital and credit market conditions, including banking and commercial real estate sector instability, financial market illiquidity, fluctuations in interest rates, credit spreads, equity securities' prices, and/or foreign currency exchange rates and the evolving impacts from tariffs, sanctions or other trade tensions between the U.S. and other countries (including implementation of new tariffs and retaliatory measures;
•changes in the political environment of certain countries in which we operate or underwrite business;
•the loss of business provided to us by major brokers;
•a decline in our ratings with rating agencies;
•the loss of one or more of our key executives;
•increasing scrutiny and evolving expectations from investors, customers, regulators, policymakers and other stakeholders regarding environmental, social and governance matters;
•the adverse impact of contagious diseases on our business, results of operations, financial condition, and liquidity;

Credit and Market Risk
•the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased;
•the failure of our policyholders or intermediaries to pay premiums;
•breaches by third parties in our program business of their obligations to us;

Liquidity Risk
•the inability to access sufficient cash to meet our obligations when they are due;

Operational Risk
•changes in accounting policies or practices;
•difficulties with technology and/or data security;
•the failure of the processes, people or systems that we rely on to maintain our operations and manage the operational risks inherent to our business, including those outsourced to third parties;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Regulatory Risk
•changes in governmental regulations and potential government intervention in our industry;
•inadvertent failure to comply with certain laws and regulations relating to sanctions, foreign corrupt practices, data protection and privacy; and

Risks Related to Taxation
•changes in tax laws.

Readers should carefully consider the risks noted above together with other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), current accident year loss ratio, catastrophe and weather-related losses ratio, current accident year loss ratio, excluding catastrophe and weather-related losses, current accident year combined ratio, current accident year combined ratio, excluding catastrophe and weather-related losses, operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis and pre-tax total return on cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to our underwriting performance. Therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt and Federal Home Loan Bank advances. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses in 2024 primarily related to severance costs attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets arose from business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Current Accident Year Loss Ratio
Current accident year loss ratio represents net losses and loss expenses ratio exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year loss ratio provides investors with an enhanced understanding of our results of operations by highlighting net losses and loss expenses associated with our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year loss ratio to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Catastrophe and Weather-Related Losses Ratio and Current Accident Year Loss Ratio, excluding Catastrophe and Weather-Related Losses
Catastrophe and weather-related losses ratio represents net losses and loss expenses ratio associated with natural disasters, man-made catastrophes, other catastrophe events and other weather-related events exclusive of net favorable (adverse) prior year reserve development.

Current accident year loss ratio, excluding catastrophe and weather-related losses represents net losses and loss expenses ratio exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural disasters, man-made catastrophes, other catastrophe events and other weather-related events.

We believe that the presentation of these ratios that separately identify net losses and loss expenses associated with catastrophe and weather-related events provide investors with an enhanced understanding of our results of operations due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.

The reconciliation of catastrophe and weather-related losses ratio and current accident year loss ratio, excluding catastrophe and weather-related losses to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Current Accident Year Combined Ratio
Current accident year combined ratio represents underwriting results exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year combined ratio provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year combined ratio to combined ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Current Accident Year Combined Ratio, excluding Catastrophe and Weather-Related Losses
Current accident year combined ratio, excluding catastrophe and weather-related losses represents underwriting results exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural disasters, man-made catastrophes, other catastrophe events and other weather-related events.

We believe that the presentation of current accident year combined ratio, excluding catastrophe and weather-related losses provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development and by separately identifying net losses and loss expenses associated with catastrophe and weather-related events due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.

The reconciliation of current accident year combined ratio, excluding catastrophe and weather-related losses to combined ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments, amortization of Bermuda net deferred tax asset in 2025 and Bermuda net deferred tax asset in 2024 ("Bermuda deferred tax").

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses) and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business. Therefore, foreign exchange losses (gains) are excluded from operating income (loss).

Reorganization expenses in 2024 primarily related to severance costs attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, this income (loss) is excluded from operating income (loss).

Bermuda deferred tax expense in 2025 is due to the amortization of the Bermuda net deferred tax asset related to Bermuda corporate income tax. Bermuda deferred tax benefit in 2024 is due to the recognition of deferred tax assets net of deferred tax liabilities related to Bermuda corporate income tax that is effective for fiscal years beginning on or after January 1, 2025. Bermuda deferred tax expense (benefit) is not related to the underwriting process. Therefore, this income is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda deferred tax in order to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda deferred tax reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax, Total Return on Average Cash and Investments excluding Foreign Exchange Movements
Pre-tax, total return on average cash and investments excluding foreign exchange movements measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio. The reconciliation of pre-tax, total return on average cash and investments excluding foreign exchange movements to pre-tax, total return on average cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com